                                                                   EXHIBIT 99.1




NEWS                       FROM:
FOR IMMEDIATE RELEASE      DOLLAR GENERAL CORPORATION
--------------------------------------------------------------------------------
CONTACT: Dollar General Corporation, Goodlettsville TN 37072-2170
         TELEPHONE (615) 855-4000 Investor Contact Kiley Fleming, 615/855-5525 MEDIA CONTACT: Karen Moss, 615/855-5210 http://www.dollargeneral.com


DOLLAR GENERAL REPORTS SECOND QUARTER SALES AND EARNINGS

GOODLETTSVILLE, Tenn.--August 8, 2000--Dollar General Corporation (NYSE: DG) today reported earnings per diluted share of $0.12 for the second quarter ended July 28, 2000, flat when compared with the second quarter last year. Total sales increased 11.2% to $1,017.4 million from $915.2 million last year. Same-store sales for the 13-week period decreased 2.6%.

"In the past four months, we have done a significant reset of all stores to position higher customer flow and inventory turn. All aisles have been widened by approximately 25% while also providing 50% more selling area to seasonal and opportunistic merchandise," said Cal Turner, Jr., Chairman and CEO. "Core merchandise has also been enhanced by adding 600 new items including select national brands desired by our customers. New scanning technology has been placed at the checkout and new shelf ordering processes instituted. This is a bunch of work, but it gets us ready for higher sales per square foot in the future."

For the quarter, gross margin equaled $282.0 million compared with $249.6 in 1999. As a percentage of sales, gross margin was 27.71% compared with 27.27% last year. Operating expenses for the quarter equaled $216.0 million, or 21.23% of sales, compared with $182.4 million, or 19.93% of sales, in the same period a year ago. Net income for the quarter decreased 5.5% to $39.3 million, compared with $41.6 million last year.

Year-to-date, capital expenditures equaled $142.0 million, compared with $73.4 million in the same period last year. Capital expenditures for the quarter included investments in new store openings and distribution center projects. The company opened 220 new stores, remodeled or relocated 36 stores and closed 11 stores during the quarter. At quarter end, the company operated 4,719 stores.

Total LIFO merchandise inventories increased 11.7% to $1,062.2 million from $951.1 million as a result of operating 721 more stores and operating one additional distribution center. For the quarter, interest expense increased to $4.3 million compared with $1.9 million.

Dollar General operates more than 4,719 neighborhood stores in 25 states with distribution centers in Florida, Georgia, Kentucky, Mississippi, Missouri, Oklahoma and Virginia.

This press release contains historical and forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements as a result of certain risks and uncertainties, including, but not limited to, general transportation and distribution delays or interruptions, inventory risks due to shifts in market demand, changes in product mix, interruptions in suppliers' business, fuel price and interest rate fluctuations, and costs and delays associated with building, opening and operating new distribution centers ("DCs") and stores. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this report or to reflect the occurrence of unanticipated events.


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


                           DOLLAR GENERAL CORPORATION
                                INCOME STATEMENTS
                                     (000's)
                                   (UNAUDITED)


                                        -- FOR THE SECOND QUARTER ENDED --
                                    JULY 28, 2000              JULY 30, 1999
                                    -------------              -------------
Sales                        $1,017,418        100.00%    $915,210        100.00%

Cost of Sales                   735,445         72.29      665,628         72.73
                             ----------        ------     --------        ------

Gross Margin                    281,973         27.71      249,582         27.27

Operating Expenses              215,985         21.23      182,407         19.93
                             ----------        ------     --------        ------

Operating Income                 65,988          6.48       67,175          7.34

Interest Expense                  4,326          0.42        1,897          0.21
                             ----------        ------     --------        ------

Pre-Tax Income                   61,662          6.06       65,278          7.13

Taxes                            22,352          2.20       23,663          2.59
                             ----------        ------     --------        ------

Net Income                   $   39,310          3.86%    $ 41,615          4.55%
                             ==========        ======     ========        ======




Diluted earnings per share   $     0.12                   $   0.12

Weighted average diluted
  shares                        333,038                    338,836


                           DOLLAR GENERAL CORPORATION
                                INCOME STATEMENTS
                                     (000's)
                                   (UNAUDITED)


                                              -- FOR THE YEAR-TO-DATE --
                                      JULY 28, 2000               JULY 30, 1999
                                      -------------               -------------

Sales                           $2,014,497       100.00%    $1,759,803      100.00%

Cost of Sales                    1,459,815        72.47      1,284,274       72.98
                                ----------       ------     ----------      ------

Gross Margin                       554,682        27.53       475,529        27.02

Operating Expenses                 417,863        20.74       350,458        19.91
                                ----------       ------     ---------       ------

Operating Income                   136,819         6.48       125,071         7.11

Interest Expense                     5,604         0.42         2,776         0.16
                                ----------       ------     ---------       ------

Pre-Tax Income                     131,215         6.51       122,295         6.95

Taxes                               47,565         2.36        44,332         2.52
                                ----------       ------     ---------       ------

Net Income                      $   83,650         4.15%    $  77,963         4.43%
                                ==========       ======     =========       ======




Diluted earnings per share      $     0.25                  $    0.23

Weighted average diluted
  shares                           333,885                    337,514

                           DOLLAR GENERAL CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                    ($000'S)
                                   (UNAUDITED)


                                                 JULY 28          JULY 30
                                                  2000              1999
                                                  ----              ----
Current Assets:
    Cash and cash equivalents                 $    14,040       $    25,303
    Merchandise inventories                     1,062,175           951,109
    Deferred income taxes                           6,936             2,664
    Other current assets                           81,205            49,767
                                              -----------       -----------
         TOTAL CURRENT ASSETS                   1,164,356         1,028,843

Property & equipment, at cost                     736,444           523,601
Less:  Accumulated depreciation                   286,774           219,978
                                              -----------       -----------
                                                  449,670           303,623

Other assets                                       12,936             9,617
                                              -----------       -----------

TOTAL ASSETS                                  $ 1,626,962       $ 1,342,083
                                              ===========       ===========

Current Liabilities:
    Current portion of long-term debt         $     2,334       $     1,420
    Short-term borrowings                          21,992           148,494
    Accounts payable                              277,815           209,868
    Accrued expenses                              121,420           104,405
    Income taxes                                        0            21,142
                                              -----------       -----------
         TOTAL CURRENT LIABILITIES                423,561           485,329

    Long-term obligations                         205,369             1,507
    Deferred income taxes                          51,673            18,089
                                              -----------       -----------
TOTAL LIABILITIES                                 680,603           504,925

Shareholders' Equity:
    Preferred stock                                     0               858
    Common stock                                  164,548           133,116
    Additional paid-in capital                    245,341           440,482
    Retained earnings                             536,470           463,229
                                              -----------       -----------
                                                  946,359         1,037,685

    Less: Treasury stock                                0           200,527
                                              -----------       -----------
TOTAL SHAREHOLDERS' EQUITY                        946,359           837,158
                                              -----------       -----------

TOTAL LIABILITIES AND

SHAREHOLDERS' EQUITY                          $ 1,626,962       $ 1,342,083
                                              ===========       ===========


                           DOLLAR GENERAL CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (000'S)
                                   (UNAUDITED)


                                                          -- For the Year-to-Date --
                                                            July 28         July 30
                                                             2000            1999
                                                             ----            ----
Cash flows provided by (used in) operating activities:
Net income                                                $  83,650       $  77,963
Adjustments to reconcile net income to net cash
     provided by (used in) operating activities
  Depreciation and amortization                              37,952          30,296
  Deferred income taxes                                        (791)        (12,155)
  Change in operating assets and liabilities:
     Merchandise inventories                                (76,460)       (139,387)
     Other Current Assets                                   (36,169)         (7,389)
     Accounts payable                                       (56,739)        (47,891)
     Accrued expenses                                            45         (68,420)
     Income taxes                                           (15,135)         (2,683)
     Other                                                   (3,216)            823
                                                          ---------       ---------
        Net cash provided by (used in)
          operating activities                              (66,863)       (168,843)
                                                          ---------       ---------

Cash flows provided by (used in) investing activities:
  Purchase of property and equipment                       (142,044)        (73,433)
  Proceeds from sale of property and equipment                  117          61,941
                                                          ---------       ---------
        Net cash provided by (used in)
          investing activities                             (141,927)        (11,492)
                                                          ---------       ---------

Cash flows provided by (used in) financing activities:
  Issuance of short-term borrowings                         249,595         222,814
  Repayments of short-term borrowings                      (227,603)        (74,320)
  Issuance of long-term debt                                206,677           2,086
  Repayments of long-term debt                               (1,416)           (670)
  Payment of cash dividend                                  (21,079)        (17,004)
  Proceeds from exercise of stock options                    15,926          26,523
  Repurchase of common stock                                (65,548)              0
  Tax effect of stock options                                 7,489          23,915
  Other                                                           0               0
                                                          ---------       ---------
        Net cash provided by (used in)
          financing activities                              164,041         183,344
                                                          ---------       ---------

Net increase (decrease) in cash and cash
  equivalents                                               (44,749)          3,009
Cash and cash equivalents beginning of period                58,789          22,294
                                                          ---------       ---------
Cash and cash equivalents end of period                   $  14,040       $  25,303
                                                          =========       =========



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